Item 27. Exhibit (c) iii.

[MassMutual logo appears here]

INSURANCE PRODUCTS DISTRIBUTION AGREEMENT

The parties to this Insurance Products Distribution Agreement (“Agreement”) are:

Product Manufacturers: Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (individually, an “Insurance Company”, collectively, the “Insurance Companies”);

Principal Underwriter: MML Strategic Distributors, LLC (“MSD”), principal underwriter for the purpose of contracting with duly licensed and registered broker-dealers to distribute variable life insurance and variable annuities; and

Insurance Authorized Distributor(s): ______________ (“Retail Firm”), an entity that is duly authorized under the insurance laws of one or more states or other jurisdictions to solicit, sell, negotiate and service insurance products, and any and all insurance agencies that are similarly authorized and that have signed this Agreement below (individually, an “Agency”; collectively, the “Agencies”);

Broker-Dealer (Applicable only if registered securities products are to be distributed pursuant to this Agreement and Retail Firm is not registered as a broker-dealer): ______________ (“Broker-Dealer”), an entity that is affiliated with Retail Firm, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the Financial Industry Regulatory Authority (“FINRA”) and has the authority from FINRA to sell and service variable insurance products.

WHEREAS, MassMutual manufactures and issues financial products including, but not limited to, life insurance policies, individual and fixed annuities, disability income insurance policies, and long-term care insurance policies (the “Fixed Products”); and

WHEREAS, MassMutual also manufactures and issues variable life insurance policies and variable annuity products registered as securities under the Securities Act of 1933 (the “Variable Products”, and with the Fixed Products, collectively, the “Products”); and

WHEREAS, MSD is a broker-dealer registered under the Securities Exchange Act of 1934 and is a member of FINRA and has been appointed by MassMutual to act as principal underwriter for the purpose of entering into selling agreements with duly licensed and registered broker dealers to distribute the Variable Products; and

WHEREAS, Retail Firm, Agencies and (if applicable) Broker-Dealer (collectively, the “Producers”) desire to sell some or all of the Products.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

AUTHORIZATIONS

1.	To Sell Fixed Products. Subject to the terms and conditions of this Agreement, Insurance Companies appoint and authorize Retail Firm and Agencies to solicit sales of and provide service with respect to any Fixed Product described in Schedule A hereto.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

2.	To Sell Variable Products. Subject to the terms and conditions of this Agreement and pursuant to the principal underwriting agreement entered into between MSD and Insurance Companies, Insurance Companies and MSD appoint and authorize Producers to solicit sales of and provide service with respect to any Variable Product described in Schedule A hereto.

3.	Other Authority. Producers are also authorized to deliver or arrange for delivery of any contracts or policies issued by Insurance Companies and to collect initial premiums on those contracts or policies. In connection with the offer and sale of the Products authorized for sale under this Agreement, Producers are authorized to use any sales materials and prospectuses relating to the Products that have been provided or authorized by Insurance Companies or MSD.

4.	Limitations on Authority. The authority granted to Producers and those individuals who are affiliated with Producers and who are authorized by Producers to solicit sales of Products by Insurance Companies and (if applicable) MSD (such individuals referred to herein as “Sales Representatives”) is expressly limited to the states and jurisdictions where Producers and Sales Representatives are properly licensed and/or registered (and appointed, where applicable) to conduct business. Producers and Sales Representatives are not authorized and are expressly forbidden on behalf of Insurance Companies to make, alter, modify, waive, or change any of the terms, rates or conditions of any Insurance Company forms, Products, contracts, or sales materials. Producers are not authorized to discharge any provision(s) of the Products, waive any forfeitures, grant, permit, or extend the time of making any payments, guarantee earnings, dividends or rates, incur indebtedness on behalf of Insurance Companies or MSD, or enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurance Companies or MSD. Producers and Sales Representatives are not authorized and are expressly forbidden on behalf of Insurance Companies to estimate future dividends or policy performance except, as permitted by applicable law and regulation (including any self-regulatory organization), through the use of authorized projections or illustrations provided by MSD or Insurance Companies.

5.	Acceptance of Authority. Producers accept such appointments on a non-exclusive basis and agree to use their best efforts to find purchasers for the Products acceptable to Insurance Companies.

6.	Independent Contractors. Producers and Sales Representatives are independent contractors with respect to Insurance Companies and (if applicable) MSD, and do not have the right to hold themselves out as employees, partners, or joint venturers of Insurance Companies or MSD in connection with the solicitation of the Products or otherwise. Subject to this Agreement, Producers shall exercise their own judgment as to the time, place and manner and performance of their services.

REPRESENTATIONS AND RESPONSIBILITIES OF INSURANCE COMPANIES AND MSD

7.	Authority. Insurance Companies and MSD represent that this Agreement has been duly authorized, executed and delivered by them, constitutes a valid and legally binding obligation, and that neither the execution and delivery of this Agreement by them nor the consummation of the transactions contemplated herein shall result in a breach or violation of any applicable provision of law or FINRA Rules (FINRA Rules or any successor conduct rules are hereinafter referred to as the “FINRA Rules”), or any judicial or administrative orders in which they are named or any material agreement or instrument to which they are a party or by which they are bound.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

8.	Product Availability. Insurance Companies have obtained authorization to offer and sell the Products under the applicable insurance and securities laws of various states and other jurisdictions. Producers shall, upon request, be provided with a list of those states and jurisdictions in which the Products have been authorized for sale. Insurance Companies shall file and make all statements or reports as are or may be required by the laws of such state or jurisdiction to maintain these qualifications in effect.

9.	Prospectuses and Supplements. Insurance Companies have caused registration statements to be prepared describing the material aspects of the Variable Products. Insurance Companies represent and warrant for the effective period of this Agreement that the prospectuses contained in the registration statements for the Variable Products (the “Prospectuses”) do not and shall not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not materially misleading. MSD shall furnish Producers, at no cost to Producers, a reasonable number of copies of the Prospectuses, upon request.

If any event does occur as a result of which it is necessary to amend or supplement the Prospectus for any Variable Product in order to make the statements therein, in light of the circumstances under which they were or are made, true, complete or not misleading, MSD shall promptly furnish or make available to Producers upon request, without charge, any supplements to the Prospectuses prepared by Insurance Companies and supplied to MSD sufficient to make the statements made in the Prospectus as supplemented true, complete and not misleading.

10.	Insurance Appointments. Insurance Companies shall process all requests for insurance appointments submitted by or on behalf of Producers for them or their Sales Representatives in accordance with Insurance Companies’ standard procedures, and may, in their sole discretion, refuse, terminate or discontinue any such appointment without cause.

11.	Sales Materials. MSD and Insurance Companies shall not use Producers’ names, trademarks, service marks or logos in any way or manner unless authorized in writing by Producers prior to such use. Nothing in this provision, however, shall be deemed as requiring such authorization in connection with the use of Producers’ name in connection with any valid regulatory request or court order.

REPRESENTATIONS AND RESPONSIBILITIES OF PRODUCERS

12.	Authority. Producers represent that this Agreement has been duly authorized, executed and delivered by Producers, constitutes a valid and legally binding obligation, and that neither the execution and delivery of this Agreement by Producers nor the consummation of the transactions contemplated herein shall result in a breach or violation of any applicable provision of law or FINRA Rules, or any judicial or administrative orders in which Producers are named or any material agreement or instrument to which they are a party or by which they are bound.

13.	Insurance Licenses and Appointments for Agencies. Retail Firm hereby represents that it is, and (as necessary) Agencies are, properly licensed as insurance agencies, properly authorized under applicable state law to receive insurance commissions generated from sales of the Products, and otherwise in compliance with all applicable licensing requirements in the states and jurisdictions where Retail Firm’s and/or Agencies’ Sales Representatives shall be offering or selling the Products. Retail Firm shall immediately notify Insurance Companies if it or an Agency ceases to be so licensed or authorized.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

Retail Firm and (as necessary) Agencies shall apply for all necessary appointments with Insurance Companies in the states where Products shall be offered under this Agreement.

14.	Securities Licenses for Retail Firm and Broker-Dealers. If Variable Products are available under this Agreement, Retail Firm or (if applicable) Broker-Dealer represents that it is properly licensed and registered as a broker-dealer under applicable state and federal law and is a member in good standing of FINRA. Retail Firm or (if applicable) Broker-Dealer shall:

a.	maintain its broker-dealer registration under the Securities Exchange Act of 1934 and, where required, in all states and jurisdictions where its Sales Representatives shall be offering and selling the Variable Products,
b.	remain a member in good standing of FINRA at all times while this Agreement is effective, and
c.	notify MSD immediately if it ceases to be so registered or licensed or a member in good standing of FINRA, or in the event of any disciplinary sanction that would materially impair Broker-Dealer’s ability to perform its obligations hereunder.

15.	Licenses, Registrations and Appointments for Sales Representatives. Producers shall ensure that all of their Sales Representatives are properly insurance-licensed for the sale of the Products in the jurisdictions where such Sales Representatives shall be offering or selling the Products and in any jurisdiction where the Product owner or insured under a Product resides if so required by applicable law or regulation. A Retail Firm that is a Broker-Dealer shall ensure that all of its Sales Representatives who shall be soliciting and servicing any Variable Products are duly registered with FINRA as registered representatives and, where required, are licensed or registered with applicable state securities authorities. Producers shall also ensure that Sales Representatives are appointed by Insurance Companies in accordance with applicable legal requirements.

If any Sales Representative fails to maintain the licenses, registrations or appointments required to offer or sell the Products, Producers shall immediately notify Insurance Companies and (if applicable) MSD and shall immediately advise such Sales Representative that he or she is no longer authorized to offer or sell the Products. Producers shall take all additional action necessary to terminate the sales activities of any such Sales Representatives relating to the Products.

16.	Unlicensed or Unregistered Personnel. Producers shall ensure that their personnel who are not appropriately licensed or registered under insurance and/or securities laws:

a.	are not involved in effecting transactions in Products or recommending Products for which such licenses or registrations are required,
b.	direct all non-clerical Variable Product -related questions to registered representatives of Retail Firm or (if applicable) Broker-Dealer, and
c.	do not receive any commissions or other Product-related compensation for the sales of Products for which they are not licensed or registered.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

17.	Background Investigations of Sales Representatives. Producers shall investigate Sales Representatives relative to their work experience, background, business reputation and competency (“Background Investigation”) to sell the Products prior to appointment by Insurance Companies. Producers understand and acknowledge that Insurance Companies shall rely on the Producers Background Investigation to appoint Sales Representatives.

Producers represent and warrant that neither they nor Sales Representatives or other personnel to be appointed by Insurance Companies are disqualified under the Violent Crime Control and Law Enforcement Act of 1994, or any other similar state or federal law or regulation, and shall be fully responsible for any and all losses and expenses incurred by Insurance Companies or MSD as a result of their failure to satisfy this obligation. Upon request by Insurance Companies or MSD, Producers shall furnish such records as are necessary to establish that they have investigated the background of such persons to ensure compliance with this requirement.

18.	Training and Supervision of Sales Representatives. Producers shall train and supervise its Sales Representatives to ensure that Sales Representatives (1) are fully informed as to the provisions and benefits of the Products, (2) represent the Products adequately and fairly to customers and prospective customers, (3) have sufficient training on the Products and compliance issues related to the Products and (4) comply with all applicable laws, rules and regulations.

Producers shall ensure that all of their Sales Representatives who sell fixed and variable annuities are trained in compliance with the National Association of Insurance Commissioners’ Suitability in Annuity Transactions Model Regulation hereinafter referred to as the “Model Regulation”) in all jurisdictions that have adopted the Model Regulation. Producers shall also ensure that Sales Representatives who sell annuity Products receive Product-specific training in those jurisdictions that have not adopted the Model Regulation. Upon request by Insurance Companies, Producers shall furnish such records as are necessary to establish that all Sales Representatives are properly trained. For annuity transactions subject to the Model Regulation, Insurance Companies shall not approve any application until they have made such verification.

Any Product-specific training materials developed by Producers to meet the requirements of the Model Regulation shall be submitted by Producers to Insurance Companies for review prior to use. Producers shall modify any such Product-specific training materials which an Insurance Company expresses in writing contains material misstatements or omissions, or misleading information, about the Insurance Company and/or the Products. In lieu of developing Producers’ own Product-specific training materials, Producers may utilize Insurance Company’s Product-specific training materials.

To the extent that Producers desire to utilize training other than Insurance Company-provided or approved training to satisfy the training requirements of Amended Reg. 187 (as defined below), the Producers shall provide information about such other training to the relevant Insurance Company for consideration, and shall not implement such training without the relevant Insurance Company’s prior written approval.

19.	Suitability. Producers shall ensure that recommendations of Products by Sales Representatives are made in accordance with applicable regulatory requirements including, as applicable, suitability requirements. Producers shall ensure that neither they nor their Sales Representatives make any misrepresentations or incomplete comparison of insurance or annuities products for the purpose of inducing a current or potential owner to lapse, forfeit, surrender or borrow against a current contract for the purpose of purchasing a Product. Producers acknowledge that Insurance Companies shall rely on Producers’ suitability analysis, and utilize Producers’ records of its suitability analysis, for purposes of complying with the Model Regulation or similar regulatory requirements governing the supervision of contractual performance. Producers’ supervisory system shall comply with any applicable state insurance laws and regulations taking into account any variations that may be implemented by the states adopting the Model Regulation. Producers grant Insurance Companies

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

the right to examine Producers’ compliance with the terms and conditions set forth in this Agreement. Upon request by Insurance Companies, Producers shall furnish to Insurance Companies appropriate records or documents to provide evidence of compliance with this provision. Producers shall, upon request, provide Insurance Companies with a certification regarding Producers’ compliance with this provision in such form the Company shall determine.

20.	Compliance with Best Interest Standards and Requirements.

A.	Compliance with New York Amended Reg. 187. As required by the First Amendment to New York Insurance Regulation 187, at 11 NYCRR 224.0 et seq., (“Amended Reg. 187”), the following provisions shall apply in addition to the provisions in this Agreement regarding compliance with applicable federal, state and self-regulatory organization standard of care and suitability requirements for the Products:

a.
i.	With respect to recommendations (as defined in Amended Reg. 187) involving both new and in-force Products delivered or issued for delivery in the state of New York (“NY Products”), the Producers shall develop procedures reasonably designed to comply with, and reasonably designed to ensure that the Sales Representatives comply with, the requirements of Amended Reg. 187 applicable to producers, including without limitation compliance with all applicable best interest, suitability, training, disclosure, information collection, documentation and determination requirements in effect as of the date this Agreement is entered into, and as of the effective date(s) of any subsequent amendments to Reg. 187.

ii.	The Producers acknowledge and agree that the submission of an application or transaction request with respect to a NY Product by the Producers or a Representative to an Insurance Company shall be deemed to be a representation that (i) the Producers and Representative in connection therewith complied with all requirements of Amended Reg. 187 as in effect at the time of such submission applicable to the Producers and Sales Representatives as producers; and (ii) the Producers have a reasonable basis to believe that sales transactions are suitable based on the suitability information provided by the consumers.

iii.	Notwithstanding any other provision in this Agreement, the Producers are only required to determine there is a reasonable basis to believe the sales transactions are suitable based on the suitability information provided by the consumer for the NY Products indicated on Schedule C.

b.	Delegation to Producers. Pursuant to Amended Reg. 187, Insurance Companies hereby delegate to the Producers the obligation to establish and maintain a system of supervision for recommendations of sales transactions (as such term is defined in Amended NY Ins. Reg. 187, herein “sales transactions”) involving NY Products, and the Producers hereby accept such delegation.

c.	Producers Performance of Delegated Functions. The Producers shall establish and maintain a supervision system for the supervision of sales transactions recommended by the Sales Representatives that meets the requirements of 11 NYCRR 224.6(b) of Amended Reg. 187,

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

which shall include, but not be limited to, standards and procedures for: (i) the collection of a consumer’s suitability information with respect to sales transactions involving NY Products; (ii) the documentation and disclosure of the basis for any recommendation with respect to sales transactions involving NY Products; and (iii) the auditing and/or contemporaneous review of recommendations of sales transactions involving NY Products to monitor Sales Representatives’ compliance with the obligation to act in the best interest of consumers.

d.	Producers Certification. The Producers hereby certifies, and shall, hereafter annually certify in writing, the following: “Producers have established and maintain a system of supervision for recommendations of sales transactions involving both new and in-force annuity and life insurance products issued by Insurance Companies that are or were delivered or issued for delivery in the state of New York (“NY Products”), and such system of supervision includes, but is not limited to, standards and procedures for: (i) the collection of a consumer’s suitability information with respect to sales transactions involving NY Products; (ii) the documentation and disclosure of the basis for any recommendation with respect to sales transactions involving NY Products; and (iii) the auditing and/or contemporaneous review of recommendations of sales transactions involving NY Products to monitor Sales Representatives’ compliance with the obligation to act in the best interest of consumers.” It is understood and agreed by the Parties that Insurance Companies, at their election, may rely upon the written certification the Producers provide pursuant to this section to satisfy Insurance Company’s supervision and audit obligations with respect to sales transactions that result from the exercise of contractual rights under NY Products.

Certifications provided pursuant to this Section 20. A shall be signed by an authorized senior officer or manager of the Producers with responsibility for overseeing NY Product sales practices and who has a reasonable basis on which to make the certification on behalf of Producers.

e.	Audit of Delegated Supervision Functions. The Producers shall cooperate with Insurance Companies in connection with reasonable requests related to Insurance Companies’ audits of supervision functions delegated to the Producers by Insurance Companies under Amended Reg. 187.

B.	Compliance with Standards of Conduct. Producers will comply with, and will ensure that the Sales Representatives comply with, all applicable Best Interest Rules and suitability rules, including the following:

a.	the requirements of NAIC Model Regulation, including without limitation compliance with all applicable best interest or suitability, care, disclosure, information collection, training, conflicts management, documentation and determination requirements with respect to Products that are annuity contracts (“Annuity Products”);

b.	the requirements of Reg. BI applicable to broker-dealers and their associated persons, including without limitation compliance with all applicable best interest, care, disclosure, information collection, training, conflict management, compliance, documentation and determination requirements, when making recommendations (as such term is interpreted under the anti-fraud provisions of the federal securities laws as applied to broker-dealers) of

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

the Products, including Products that are not considered to be securities under the federal securities laws;

c.	the requirements of FINRA rules pertaining to suitability and best interest obligations and supervision of annuity recommendations (as such term is interpreted and applied under FINRA rules) and sales involving the Products, including Products that are not considered to be securities under the federal securities laws; and

d.	the requirements of each State Securities Best Interest Rules applicable to Producers and the Sales Representatives, including without limitation compliance with all fiduciary, best interest, suitability, training, disclosure, information collection, documentation and determination requirements, when making recommendations or sales (as such terms are defined in such State Securities Best Interest Rule) applicable to sales of those Products subject to such state’s securities law.

Insurance Company will consider the submission to Insurance Company of an application or transaction request with respect to the Products by Producers or the Representative to constitute a representation that Producers and the Representative complied with all requirements of applicable Best Interest Rules.

C.	Supervision System. With reference to the provisions in this Agreement regarding Producers’ supervision of the Sales Representatives, Producers confirms that Producers maintains a system of supervision for recommendations and sales by the Sales Representatives involving the Annuity Products that is in compliance with applicable Best Interest Rules and is applied to all Annuity Products so recommended or sold regardless of whether the Annuity Products are considered to be securities under the federal securities laws. Producers will maintain appropriate records evidencing this supervision system and will cooperate in connection with Insurance Company’s reasonable requests to audit the supervision functions carried out by Producers.

D.	ERISA Fiduciary Status. To the extent that Producers and/or the Sales Representatives act as a fiduciary, including an “investment advice fiduciary,” as defined pursuant to applicable provisions of, and rules and interpretive guidance under, ERISA or as applicable to Section 4975(c) of the Internal Revenue Code with respect to any Product, Producers and the Sales Representatives shall comply with applicable fiduciary standards. If, in acting as a fiduciary or an investment advice fiduciary, Producers and/or the Sales Representatives may be engaged in a prohibited transaction(s) described in section 406(a) or (b) of ERISA or section 4975(c) of the Internal Revenue Code with respect to any Product, Producers and the Sales Representatives shall comply with all conditions of an applicable prohibited transaction exemption that covers the transaction.

E.	Annual Certification. With reference to provisions in Section 19 of this Agreement requiring Producers to provide an annual certification regarding Producers’ compliance with state annuity suitability rules, Producers’ certification must include the following, beginning with the first annual certification furnished by Producers after the date of this amendment:

“Producers have established and maintain a system of supervision for recommendations and sales by Producers and its associated persons involving the products issued by Massachusetts Mutual Life Insurance Company, and such system of supervision includes,

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

but is not limited to, standards and procedures for compliance with business rules, controls and procedures that satisfy applicable Best Interest Rules as defined in the Selling Agreement.”

Certifications so provided must be signed by an authorized senior officer or manager of Producers with responsibility for overseeing annuity sales practices and who has a reasonable basis on which to make the certification on behalf of Producers.

21.	Delivery of Prospectuses and Supplements. Producers shall, in compliance with applicable federal and state securities laws, distribute a current Prospectus and applicable supplement for the Variable Product and its underlying investment choices to each person to whom a Variable Product is offered or sold.

Producers must deliver or mail the supplement or the current Prospectus (whichever is applicable) for the Variable Product to the customer promptly following the receipt of the Insurance Company’s notification of the availability of a new Prospectus or supplement, as applicable, for the Variable Product.

22.	Sales Materials. Producers shall not, and shall ensure that Sales Representatives shall not:

a.	print, publish, distribute or utilize (whether through an electronic or non-electronic medium) any advertising material, prospectuses, circulars, letters, pamphlets, schedules, stationery, broadcasting or sales material of any kind relating to the Products, MSD or Insurance Companies unless these materials have been provided by MSD or Insurance Companies and authorized thereby for distribution to the public, or unless prior written approval of MSD or Insurance Companies is obtained; or

b.	orally communicate any information or make representations other than such information and representations contained in the Prospectuses, the contracts for the Products, or in any written materials provided or authorized by MSD or Insurance Companies.

Producers shall not use MSD’s or Insurance Companies’ names, trademarks, service marks, or logos in any way or manner unless authorized in writing by MSD or Insurance Companies prior to use. Nothing in this provision shall be deemed as requiring authorization in connection with the use of MSD’s or Insurance Company’s name(s) in connection with any valid regulatory request or court order.

Upon termination of this Agreement, all prospectuses, sales promotion materials, advertising, circulars, and documents relating to the Products (including, but not limited to, blank policy forms and applications) must be promptly returned to Insurance Company or destroyed and proof of destruction provided to Insurance Company upon its request.

23.	Solicitation. Producers shall ensure that neither they nor Sales Representatives solicit applications for the Products in jurisdictions where the Products are not authorized for sale.

24.	Payments by Customers. All money payable in connection with the Products, whether as premium or otherwise, and whether paid by or on behalf of the owner of any Product or anyone else having an interest in the Products, is the exclusive property of Insurance Companies and shall be drawn payable to Massachusetts Mutual Life Insurance Company. Producers are not authorized to collect

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

or receive any premium or installment of premium except the initial premium on a Product. Initial premium payments must be promptly transmitted to Insurance Companies. Unless authorized in writing by Insurance Companies, Producers are not authorized to deduct commissions, service fees, allowances or any other offset for compensation claimed by Producers from initial premium payments. Producers are not authorized to accept any cash payments or deliver any cash payments to Insurance Companies in connection with the Products.

25.	Submission of Applications. Producers shall follow the administrative procedures established by Insurance Companies and communicated to Producers with regard to the processing and submission of applications and related documents for the Products. Until a policy or contract is delivered, Producers shall provide Insurance Companies all information, whether favorable or unfavorable, which comes into Producers’ possession concerning the underwriting of any risks under a Product. Producers shall forward all applications and related documents received by Producers in connection with the Products to Insurance Companies’ designated office promptly after receipt. All applications and related documents must be on forms supplied by Insurance Companies and are subject to acceptance or rejection by Insurance Companies in their sole discretion. Producers have no right of action against Insurance Companies or MSD based on the refusal of Insurance Companies, for any reason, to issue or amend a policy.

In addition to adhering to Insurance Companies’ administrative requirements, Producers shall handle and transmit customer applications and funds for Variable Products in accordance with applicable SEC and FINRA requirements.

26.	Delivery of Contracts and Policies. If Insurance Companies send to Producers a contract or policy for delivery to the purchaser, then Producers shall ensure that the contract or policy is delivered to the purchaser no later than 30 days from the date the contract or policy is issued, and Producers must maintain appropriate evidence of such delivery. Producers shall forward delivery receipts to Insurance Companies in accordance with the Insurance Companies’ procedures or guidelines.

Notwithstanding the above paragraph, Producers shall not deliver, nor authorize anyone else to deliver, any contract or policy issued by Insurance Companies except upon the payment of the initial premium to Insurance Companies and, in the case of insurance, except during the lifetime of the person proposed for such insurance and while such person continues to be acceptable for such insurance under the underwriting practices of Insurance Companies. In addition, Producers shall not deliver, nor shall they authorize anyone else to deliver, any contract or policy issued by Insurance Companies, in contravention of applicable state laws and regulations concerning delivery or authorization to transact insurance business and sales activities. Upon request of Insurance Companies, Producers shall return any undelivered contract or policy.

Producers are required to comply with buyer’s guide and disclosure document delivery requirements of the NAIC Annuity Disclosure Model Regulation or any model regulation that updates or replaces the NAIC Annuity Disclosure Model Regulation (“Disclosure Model”) in the jurisdictions that have adopted the Disclosure Model or any variation of it.

27.	Books and Records. Producers shall maintain all books and records required by applicable laws and regulations in connection with the offer and sale of the Products. Such books and records regarding the Products must be made available for inspection by Insurance Companies, MSD (with respect to Variable Products), any regulator, or a third party acting on behalf of Insurance Companies or MSD.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

28.	Fidelity Bond. If Variable Products are sold pursuant to this Agreement, Retail Firm or (if applicable) Broker-Dealer represents that all of its directors, officers, employees and registered representatives are and shall continuously be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. Such bond shall meet all FINRA requirements as to form, type, and minimum amount. MSD and Insurance Companies may require satisfactory evidence that such coverage is in force. Retail Firm or (if applicable) Broker-Dealer shall give prompt written notice to MSD and Insurance Companies of any cancellation of coverage.

Retail Firm or (if applicable) Broker-Dealer hereby assigns any proceeds received from the fidelity bonding company to Insurance Companies and/or MSD (to the extent of Insurance Companies’ and/or MSD’ loss that is indemnified due to activities covered under the bond). If there is any deficiency amount, whether due to a deductible or otherwise, Retail Firm or (if applicable) Broker-Dealer shall promptly pay Insurance Companies or MSD such amount on demand.

29.	Compliance with Law. Producers shall, and shall ensure that Sales Representatives, comply with all statutory and regulatory requirements, including the requirements of any self-regulatory authority (including, but not limited to, FINRA), applicable to the solicitation, sale, and service of the Products.

30.	Military Sales. Producers may not solicit or sell Products on a military base or installation. For purposes of this Agreement, a military base or installation includes any state or federally owned, leased, or operated base, reservation, post, camp, building or other facility to which service members are assigned for duty, including barracks, transient housing or family quarters. Producers will, and will ensure that their sales representatives, comply with the Military Personnel Financial Services Act, the National Association of Insurance Commissioners Military Sales Practices Model Regulation and any other applicable federal, state or military law, regulation or directive concerning sales to military personnel and their dependents.

31.	Anti-Money Laundering Compliance.

a.	Producers’ Responsibilities:
i.	Maintain an Anti-Money Laundering programs and policies designed to comply with all laws, regulations, rules and government guidance.
ii.	Abide by all applicable Anti-Money Laundering laws, regulations, rules and government guidance. This shall include reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), amendments by the USA Patriot Act, its implementing regulations, and all related Securities and Exchange Commission and self-regulatory organization rules and regulations.

b.	Producers’ Accountability for Sales Representatives:
i.	Ensure that its Sales Representatives are aware of and in compliance with the same Anti-Money Laundering rules stated in Section 30.a.ii above.
ii.	Adopt and implement procedures requiring its Sales Representatives to report any suspicious or unusual activities, including but not limited to Anti-Money Laundering “red-flags” arising out of or in connection with the sale of the Products to Producers.
iii.	Report such suspicious or unusual activities identified by its Sales Representatives to the applicable Insurance Company in accordance with that Insurance Company’s Anti-Money Laundering program and policies.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

COMPENSATION

32.	Commissions and Allowances. Commissions and allowances (including, for Variable Products, 12b-1 fees) to be paid for the sale of the Fixed Products (“Fixed Products Compensation”) and/or the Variable Products (“Variable Products Compensation” and with Fixed Products Compensation, collectively “Compensation”) are set forth in Schedule B hereto. Insurance Companies shall pay Compensation for the sale of the Products by Producers’ Sales Representatives in accordance with applicable regulatory requirements. To receive transaction-based compensation, the entity being paid must be properly licensed (or be otherwise qualified) under insurance and, as applicable, securities laws. Producers waive its right to Variable Products Compensation to be paid under the Agreement until such time as MSD is in receipt of such compensation. Payments shall be made as follows to:

Retail Firm - for sales of the Fixed Products occurring in states or jurisdictions where Retail Firm is insurance licensed, for sales of the Variable Products in such states if Retail Firm is also registered as a broker-dealer, and for sales of the Variable Products in such states if Retail Firm is not registered as a broker-dealer, subject to the provisions of Section 33 below.

Broker-Dealer – (if payments are not otherwise made to Retail Firm above) for sales of the Variable Products occurring in states or jurisdictions where Broker-Dealer is insurance licensed.

Agency or Agencies - for sales of the Fixed Products occurring in states or jurisdictions where Retail Firm is not insurance licensed, and subject to the provisions of Section 33 below, for sales of the Variable Products occurring in states or jurisdictions where Retail Firm or Broker-Dealer is not insurance licensed. The appropriate Agency is the Agency that is properly insurance-licensed in the state or jurisdiction where the sale is made and for which Compensation is being paid.

33.	Payment of Variable Product Compensation to Retail Firm and/or Agencies that are not Broker-Dealers. If Variable Product Compensation is to be paid to Retail Firm which is not a registered broker-dealer and/or an Agency, Producers represent and warrant that they shall only accept such Variable Product Compensation to the extent that they reasonably believe such Retail Firms reasonably rely on an applicable SEC ruling or interpretation that permits such Retail Firms to conduct their business without registering as a broker-dealer. Producers agree to provide MSD and Insurance Companies, upon request, evidence that Retail Firm’s or an Agency’s receipt of Variable Product Compensation is permissible under the federal securities laws and FINRA Rules.

34.	Payments to Sales Representatives. Producers are solely responsible for the payment of any commissions, fees, credits, allowances, bonuses, or other compensation of any kind whatsoever to Sales Representatives in connection with the sale of the Products, and for ensuring that any such payments are made in accordance with applicable legal requirements, particularly those requirements pertaining to the licensing, registration and appointment of Sales Representatives. Such Sales Representatives have no recourse against Insurance Companies or MSD in the event Producers fail to pay them compensation.

35.	Compensation Conditions. Except as provided below, Compensation shall be paid only on premiums paid to and retained by Insurance Companies on either applications that were submitted by Producers under this Agreement, or Products for which Producers have been designated the servicing agents by a Product purchaser and Insurance Companies unless such Compensation has

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

been vested with another firm, in which case Compensation shall be paid only on new premium deposits after such vesting period expires.

Producers’ rights to such Compensation shall terminate if a Product owner requests in writing that someone other than Producers service his/her Product, or upon the termination of this Agreement.

Insurance Companies may provide that Compensation shall be paid to Producers after this Agreement has been terminated by specifying a vesting provision in the Schedule B for a particular Product. No Compensation shall be due and payable for any surrendered, lapsed or canceled Products that are subsequently reinstated or rewritten through efforts of persons not affiliated with Producers.

Producers shall comply with all applicable regulatory requirements related to the disclosure of contingent or non-standard compensation.

36.	Changes to Compensation. Insurance Companies reserve the unconditional right, upon 30 days’ notice, to change the Compensation payable for Products issued, renewed, converted, exchanged or otherwise modified on or after the effective date of such change, as set forth in the aforesaid notice of change.

37.	Return of Compensation, Chargebacks. If MassMutual rejects an application or payment and Producers have received Compensation based on the rejected payment or application, Producers shall promptly return such Compensation to Insurance Companies. All Variable Product Compensation shall be returned to Insurance Companies if the contract or policy for a Variable Product is tendered for redemption within seven business days after receipt of the application. In addition, all Compensation shall be subject to chargeback in accordance with the terms and conditions, if any, set forth on Schedule A or any attachment thereto.

38.	Right of Offset. Insurance Companies and MSD may deduct from Compensation due under this Agreement any debt, whether arising under this Agreement or otherwise, of Producers to Insurance Companies or MSD or any of their affiliates or subsidiaries. This right of offset is in addition to all other rights Insurance Companies and MSD may have at law or in equity regarding the collection of debts generally.

CONFIDENTIAL INFORMATION; PRIVACY OF CONSUMER AND CUSTOMER INFORMATION

39.	Confidential Information. As used herein, “Confidential Information” means (1) all information relating to a party and its affiliates, agents, or vendors that would reasonably be considered proprietary or confidential, including without limitation statistical, premium rate and financial information, business plans, policies and strategies and (2) any information identified in writing by a party as confidential at the time the information is divulged to the other party. Confidential Information includes without limitation information obtained orally, electronically or in writing. Confidential Information does not include information that (a) is or becomes a part of the public domain through no act or omission of any party in violation of this Agreement, (b) is independently developed by a party without reference to the Confidential Information, (c) is known by a party prior to its disclosure hereunder other than under an obligation of confidentiality or (d) is disclosed to a party from a source who at the time of such disclosure or receipt is under no legal obligation to treat such information as confidential. A party that receives Confidential Information (the “Receiving Party”) from the other

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

party (the “Disclosing Party”) shall not sell, use, implement, process, publish, distribute or otherwise disclose the Disclosing Party’s Confidential Information for any purpose whatsoever, without the express written permission of the Disclosing Party, except that Confidential Information may be disclosed to (i) Receiving Party’s affiliates and Receiving Party’s or its affiliates’ directors, officers, employees, attorneys and accountants who need to know the Confidential Information for the purpose of fulfilling the Receiving Party’s duties and obligations under this Agreement, and (ii) agents, contractors and consultants of a Receiving Party who need to know the Confidential Information for the purpose of fulfilling the Receiving Party’s duties and obligations under this Agreement, in each case provided that such entities, affiliates and persons have explicitly agreed to be subject to legally enforceable nondisclosure obligations and restrictions on use comparable in scope to those contained in this Agreement, and provided further that Receiving Party shall have informed such entities, affiliates and persons of the confidentiality requirements herein. Receiving Party will be liable for any breach of this Agreement or such nondisclosure obligations or restrictions by any such entities and persons as described in Section 39(ii).

40.	Definition of Personal Information. As used in Sections 41 through 43 below, “Personal Information” means personally identifiable information pertaining to customers or consumers of Insurance Companies generated by or disclosed to Producers in connection with Producers’ offer, sale and or servicing of Products. Personal information includes (1) personally identifiable financial information and any list, description or other grouping of customers (and publicly available information about them) that is derived using any personally identifiable financial information that is not publicly available and (2) nonpublic personal medical information which includes any health information that identifies an individual who is the subject of the information; or with respect to which there is a reasonable basis to believe that the information could be used to identify an individual. Personal information also includes, without limitation, any information (x) a customer or consumer provides to obtain a financial product or service, (y) about a customer or consumer resulting from any transaction involving a financial product or service, or (z) otherwise obtained about a customer or consumer in connection with providing a financial product or service.

41.	Use of Personal Information. Producers must ensure that Personal Information is used only for the purposes for which it was disclosed. Producers must not disclose Personal Information to any person other than Insurance Companies unless the disclosure of such information is:

a.	authorized in advance by Insurance Companies,
b.	authorized specifically on a case-by-case basis by the customer or prospective customer, or
c.	made pursuant to valid legal process.

Insurance Companies agree to limit the use and disclosure of Personal Information they obtain pursuant to this Agreement in accordance with applicable privacy laws.

42.	Safeguarding of Personal Information and Controls Evaluation. Producers must complete, at Insurance Companies request, no more than annually throughout the duration of the Agreement, Insurance Companies Controls Evaluation(“CE”) to provide a holistic overview of Producers’ information security controls for the safeguarding of Personal Information and the alignment of those controls to Insurance Companies’ information security controls requirements. The results of the CE assessment by Insurance Companies will be communicated to Producers. Insurance Companies and Producers will cooperate to identify reasonable controls, or compensating controls, for those controls that Insurance Companies may find deficient or below generally accepted and commercially

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

reasonable standards. These controls may be identified and implemented in a timeframe acceptable to both Parties. These controls will be documented in writing and will not require a separate agreement or an amendment to the Agreement. Producers must establish and maintain a comprehensive written information security program to protect Personal Information that includes administrative, technical and physical safeguards to (1) ensure the security, confidentiality and integrity of Personal Information, whether such information is maintained in written or electronic form, (2) protect against any anticipated threats or hazards to the security, confidentiality or integrity of Personal Information, and (3) protect against any unauthorized access to or use of Personal Information that could result in harm or inconvenience to any individual associated with the Personal Information or Insurance Companies. Such comprehensive information security program must contain safeguards consistent with applicable legal and regulatory requirements, information security best practices and must be evaluated and adjusted, as appropriate, in light of any changes in technology, the sensitivity of Personal Information, internal or external threats to the Personal Information and changes to information systems. Upon reasonable request from Insurance Companies, Producers will permit Insurance Companies to review documentation related to Producers information security program. Producers shall train their personnel with regard to such safeguarding policies and procedures. In addition to any other requirements set forth in this Agreement, Producers shall comply with all Applicable Law governing data security requirements, including but not limited to New York’s Cybersecurity Requirements For Financial Services Companies, 23 NYCRR 500, and other similar state laws or regulations. In event Producers discover or have a reasonable belief that a Cybersecurity Event, as defined by 23 NYCRR 500, has occurred and such Cybersecurity Event directly impacts Insurance Company Personal Information or Confidential Information, Producers shall provide notice immediately, but no later than twenty four (24) hours of identifying such an occurrence. Producers shall periodically assess their data security program and the risks to Personal Information and Confidential Information. Insurance Companies agree to maintain safeguards for Personal Information in accordance with applicable privacy laws.

Without limiting in any way Insurance Companies’ right under this Agreement, and upon Insurance Companies’ request, Producers shall conduct, at Producers’ own cost and expense, an independent assessment of their information security controls. The independent assessment may consist of a Report on Controls at a Service Organization Relevant to Security, Availability, Processing, Integrity, Confidentiality or Privacy (“SOC2”), or other such assessment or certification Insurance Companies may accept in their discretion. The independent assessment should cover all information applications and/or systems associated with accessing, processing, storage, communication and/or transmission of Insurance Companies Personal Information and Confidential Information and must include a methodology for which the independent assessment is based.

43.	Loss or Unauthorized Access to Personal Information. In the event Producers become aware of any Breach of Security of Personal Information (“Breach of Security”), Producers must immediately notify the applicable Insurance Company by email at soc@massmutual.com but in no event later than twenty four (24) hours after its discovery of such Breach of Security. No later than five (5) business days after providing notice of a Breach of Security, Producers must provide the applicable Insurance Company with a report (the “Report”) summarizing the Breach of Security which will include at a minimum: date, time, description, how the Breach of Security was detected, systems impacted, Personal Information involved, root cause, corrective action taken to date and any additional planned actions. Such Report must contain sufficient detail to enable the applicable Insurance Company to comply with any and all legal and regulatory requirements resulting from Breach of Security For purposes of this Agreement, Breach of Security means any actual, attempted,

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

suspected, threatened, or reasonably foreseeable circumstance or circumstances that may compromise the security, confidentiality or integrity of Personal Information, including without limitation, any unauthorized access, acquisition, use, loss or theft of Personal Information.

44.	Information Collected Independently. The provisions in Sections 39 through 41 are not intended to restrict Producers’ practices with respect to information collected independently of Producers’ relationship with Insurance Companies.

GENERAL PROVISIONS

45.	Investigations and Customer Complaints. The parties to this Agreement agree to cooperate fully in any regulatory investigation, inquiry, inspection or proceeding or in any judicial proceeding arising in connection with the Products sold or attempted to be sold by Producers and/or Sales Representatives. Producers shall permit federal, state, and self-regulatory authorities, Insurance Companies and MSD to audit their records and shall furnish them with any information that they may request in order to ascertain whether Producers are complying with applicable laws and regulations with respect to the sale of the Products. Producers agree to cooperate with Insurance Companies and MSD in resolving all customer complaints and internal investigations involving Producers and/or Sales Representatives with respect to the Products.

Without limiting the foregoing:

a.	Insurance Companies or MSD shall promptly notify Producers of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by Insurance Companies or MSD and directly relating to the Producers or Sales Representatives sales activities in respect of the Products, unless requested by the initiating regulator, self-regulatory authority or judicial authority not to so notify, and
b.	Producers shall promptly notify Insurance Companies or MSD of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by Producers with respect to Insurance Companies, MSD, Producers, or Producers’ Sales Representatives concerning the

Products, unless requested by the initiating regulator, self-regulatory authority or judicial authority not to so notify.

46.	Indemnification. Insurance Companies and, with respect to Variable Products MSD, shall indemnify and hold harmless Producers and each of their officers, directors, employees, registered representatives or other Sales Representatives who sold the Products (collectively, “Indemnified Parties”), from and against actual damages (not including punitive damages or penalties), losses, liabilities, judgments, settlements, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Producer Losses”) for which Indemnified Parties become liable, under any applicable insurance or securities law, rule or regulation only when such Producer Losses result directly from, solely arise out of, or are based solely upon (i) an allegation or finding of Insurance Companies’ or MSD’s material breach of this Agreement, or (ii) any untrue statement contained in, or material omission from, a prospectus, policy, or contract issued by Insurance Companies.

Producers shall indemnify and hold harmless Insurance Companies and, with respect to Variable Products MSD, and each of their officers, directors, employees, and controlling persons, from and against any damages, losses, liabilities, judgments, settlements, costs and expenses, including reasonable attorneys’ fees and court costs, or causes of action (collectively, “Insurance Companies

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

Losses”) to which Insurance Companies and, with respect to Variable Products, MSD, or any of their officers, directors, employees and controlling persons become subject, insofar as such Insurance Companies Losses result from or arise out of or are based upon an allegation or finding of:

a.	any act or omission of Producers, their employees, registered representatives or other Sales Representatives, associated persons or agents in connection with the offer or sale of the Products, or
b.	any misrepresentation, breach of warranty, or failure to fulfill any covenant, warranty, or obligation made or undertaken by Producers hereunder.

After receipt by an indemnified party of notice of the commencement of any action with respect to which a claim may be made against an indemnifying party, such indemnified party shall notify the indemnifying party promptly in writing of the commencement of the action. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may otherwise have to any indemnified party except and to the extent the indemnifying party is prejudiced thereby. In any such action where the indemnified party has given the notice described in this paragraph, the indemnifying party shall be entitled to participate in the defense of the action.

47.	Insurance Coverage. Producers shall maintain, at its expense, insurance coverage from a company or companies with an A.M. Best rating of “A” or better and licensed to do business in Massachusetts and the state in which services are to be provided for claims made during and after termination of the Agreement based on conduct or events having occurred during the term of the Agreement, with policy limits no less than the following: (i) cyber risk/data security and privacy liability insurance carrying a minimum limit of $10,000,000 (per claim and in the annual aggregate) covering both first and third party claims (and any associated costs and damages, including data breach investigation, data breach notification, and credit monitoring costs) arising from breaches of computer systems and data security, data privacy and network security liability , internet and electronic media liability, professional services liability, business interruption, cyber extortion, data and identity theft, Intellectual Property, expenses related to responding to a privacy event and violations of any privacy right, or breaches of data privacy and data security laws and regulations; (ii) errors and omissions liability insurance covering both Producers and all Sales Representatives in the minimum amount of $1,000,000 per claim; and (iii) fidelity bond in the minimum amount of $1,000,000 per claim providing protection against fraud or dishonesty on the part of any officer, employee, agent or producer of Producers.

Evidence of coverage shall be provided to Insurance Companies when requested, and Insurance Companies reserve the right to decide that insurance does not satisfy the requirement of this section on the basis that the carrier or the terms of the coverage is unacceptable to Insurance Companies. All insurance certificates shall provide for at least thirty (30) days notification from insurer to Insurance Companies before coverage is canceled or materially changed. The provisions of this section shall survive termination or expiration of the Agreement.

48.	Dispute Resolution Process. Each party to this Agreement shall attempt in good faith to resolve any dispute or claim (1) between the parties to this Agreement and that (2) that arise out of or relate to this Agreement or breach thereof, promptly by negotiations between representatives of the parties at a mutually agreed upon time and place.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

The parties to this Agreement acknowledge that Massachusetts Mutual Life Insurance Company is not a member of FINRA and is not an associated person of a FINRA member. The parties further acknowledge, therefore, that FINRA does not have jurisdiction over any disputes against Massachusetts Mutual Life Insurance Company or any affiliates of Massachusetts Mutual Life Insurance Company who are not FINRA members.

Dispute Procedures: The parties to this Agreement agree that any dispute in which MSD is a party shall be resolved by binding arbitration before FINRA as the dispute relates to MSD. This shall in no way limit Insurance Companies’ or MSD’s ability to commence litigation with regard to any breach of this Agreement. Any party may initiate arbitration as the dispute relates to MSD by filing a Statement of Claim with FINRA. The arbitration shall be conducted before a panel of three arbitrators (unless the parties agree in writing to some other number) in accordance with the applicable arbitration body’s practice. Except with respect to the interpretation and enforcement of these Dispute Procedures set forth in paragraph 44 (which shall be governed by the Federal Arbitration Act), the arbitrator(s) shall apply the laws of the Commonwealth of Massachusetts (without giving effect to its choice of law principles). The arbitrator(s) shall have no authority to award punitive, exemplary or other damages not based on a party’s actual damages (and the parties expressly waive their right to receive such damages). The arbitration shall be conducted in Massachusetts, unless the parties mutually agree to another location. The parties consent to jurisdiction and venue in the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, which will be the sole and exclusive jurisdiction and venue for enforcing any arbitration award against one of the parties to this Agreement.

Any costs, fees or taxes incurred in enforcing an award shall be fully assessed against the party resisting enforcement.

The following shall be applicable to protect the parties’ rights:

a.	The procedures specified in this clause shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties shall continue to participate in good faith in the procedures specified in this clause.
b.	All applicable statutes of limitations and defenses based upon the passage of time shall be tolled, upon the express written request of a party to this Agreement, while the procedures specified in this clause are satisfied. The parties shall take such action, if any, required to effectuate such tolling.
c.	All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence and/or state rules governing mediations.
d.	The parties shall bear their own costs in both the mediation and the arbitration; however, the parties shall share the fees and expenses of both the mediators and arbitrators equally.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

49.	Notices. All notices or communications to Insurance Companies shall be sent to:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

Attn: Entity Contracting Unit, C250

All notices or communications to MSD shall be sent to:

MML Strategic MSD, LLC

1295 State Street

Springfield, Massachusetts 01111

Attn: Chief Legal Officer

All notices or communications to Retail Firm and/or an Agency shall be sent to the individual executing this Agreement on behalf of Retail Firm at the address shown on the signature page of this Agreement. All notices or communications to Broker-Dealer shall be sent to the individual executing this Agreement on behalf of Broker-Dealer at the address shown on the signature page of this Agreement.

50.	Term of Agreement. This Agreement shall be effective as of the latest date appearing on the signature page hereof and shall continue until terminated.

Any party may terminate this Agreement at any time, without cause, upon written notice to the other parties.

This Agreement and any amendments to this Agreement shall be terminated automatically if:

a.	any party hereto materially breaches this Agreement;
b.	Retail Firm or (if applicable) Broker-Dealer ceases to be registered as a broker-dealer under the Exchange Act or be a member in good standing of FINRA;
c.	Retail Firm’s or Agency’s insurance license is suspended, revoked or not renewed;
d.	Retail Firm or Broker-Dealer is dissolved or liquidated; or
e.	Retail Firm or Broker-Dealer is adjudged bankrupt, insolvent or is placed under the control of a trustee appointed under the Securities Investors Protection Act.

Upon termination of this Agreement, all authorizations, rights and obligations shall cease except those described in Sections 22, 24 (with respect only to Insurance Companies’ ownership of premiums), 25 (with respect only to Producers’ obligation to provide underwriting information), 27, and 33 through 57 of this Agreement.

Notwithstanding the foregoing, after termination of this Agreement, Producers shall be entitled to receive Compensation relating to Product applications received by Insurance Companies prior to termination (less any applicable offset). The payment of any such Compensation is subject to all applicable laws, regulations, and FINRA Rules.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

51.	Amendments. Insurance Companies and MSD reserve the unconditional right to modify the Products, to amend this Agreement and the schedules hereto, and to suspend the sale of any of the Products at any time. The submission of an application by Producers after notice of any such change has been sent to Producers shall constitute Producers’ agreement to the change.

52.	Binding Agreement, Assignments. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, estates, successors and assigns. Insurance Companies and MSD may assign, upon notice to Producers, this Agreement to an affiliated entity. The submission of an application by Producers or their Sales Representatives after such notice has been sent shall constitute Producers’ agreement to the assignment. Any assignment shall be subject to the prior rights of the non-assigning party or parties and any applicable law, regulation and FINRA Rules. This Agreement shall supersede and replace all previous agreements or contracts between Insurance Companies and (if applicable) MSD and Producers.

53.	Captions. The captions and headings in this Agreement are for convenience only and shall not be deemed part of this Agreement or affect its meaning or interpretation.

54.	Governing Law, Entire Agreement. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and constitutes the entire agreement and understanding among the parties with respect to the matters contained herein. To the extent any other selling agreement exists among any of the Parties to this Agreement, such selling agreement shall have no effect on the terms and conditions hereof, including without limitation those related to the recommendation or sale of such Products as are covered by the terms of this Agreement and listed on the Product Schedule attached as Schedule A, and the terms and conditions set forth in this Agreement shall supersede those of any other such selling agreement.

55.	Forbearance Not a Waiver. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of such conditions and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions.

56.	Force Majeure. No party to this Agreement shall be responsible to another party for delays or errors in its performance or other breach under this Agreement occurring solely by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergency, fire, major mechanical or technological breakdown, labor disputes, flood or catastrophe, acts of God, insurrection, war, riot, terrorism, delays of supplier, or failure of transportation, communication or power supply.

57.	Severability. In the event that a court of competent jurisdiction declares any provision of this Agreement invalid, such a determination shall have no effect on its remaining provisions.

58.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed in all respects an original.

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	C.M. LIFE INSURANCE COMPANY

By:	By:
Title:	Title:
Date:	Date:

MML STRATEGIC DISTRIBUTORS, LLC

By:
Title:
Date:

RETAIL FIRM	BROKER-DEALER

(name of retail firm: )	(name of broker-dealer: )

Address:	Address:

By:	By:
Title:	Title:
Date:	Date:

INSURANCE AGENCY	INSURANCE AGENCY

(name of agency: )	(name of agency: )

By:	By:
Title:	Title:
Date:	Date:

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

SCHEDULE A

PRODUCT SCHEDULE

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

SCHEDULE B

COMPENSATION SCHEDULE

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA

SCHEDULE C

PRODUCTS FOR WHICH SUITABILITY REVIEW IS DELGATED TO PRODUCERS

Massachusetts Mutual Life Insurance Company (MassMutual), 1295 State Street, Springfield, MA 01111-0001

and its subsidiaries: C.M. Life Insurance Company, 100 Bright Meadow Boulevard, Enfield, Connecticut 06082-1981.

Version 04-2021 MSD IPDA